PRA Group Reports First Quarter 2025 Results

19% Growth in Portfolio Purchases Drives Record ERC of $7.8 Billion

Strong Portfolio Purchases and Execution of Strategic Initiatives Contributed to Double-Digit Cash Collections Growth

Company Positioned for Continued Success with Transition to Newly Appointed CEO

NORFOLK, Va., May 5, 2025 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the first quarter of 2025 ("Q1 2025").

Q1 2025 Highlights
•Total portfolio purchases of $291.7 million, an increase of 18.7% year-over-year.
•Record estimated remaining collections (ERC)1 of $7.8 billion, an increase of 20.1% year-over-year.
•Total cash collections of $497.4 million, an increase of 10.7% year-over-year.
•Cash efficiency ratio2 of 60.8%, an increase of 284 basis points year-over-year.
•Net income attributable to PRA Group, Inc. of $3.7 million, an increase of 5.3% year-over-year, resulting in diluted earnings per share of $0.09.
•Adjusted EBITDA3 for the 12 months ended March 31, 2025 of $1.2 billion, an increase of 13.5% year-over-year.

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2025	2024
Net income attributable to PRA Group, Inc.	$3,659	$3,475
Diluted earnings per share	$0.09	$0.09

“Building on a successful 2024, we delivered another strong quarter, including an increase in portfolio purchases of 19%, record ERC, our fourth consecutive quarter of double-digit cash collections growth, and a nearly 300 basis point improvement in cash efficiency, as we continued to execute on our cash-generating and operational initiatives in the U.S.," said Vikram Atal, president and chief executive officer. "Changes in Expected Recoveries moderated from recent levels. Historically, our first quarter cash collections in the U.S. have experienced seasonality increases, typically driven by consumer tax refunds, that didn’t materialize this quarter to the extent that we modeled, resulting in lower profitability compared to prior quarters. I am very proud of the team's accomplishments to improve the cash-generation capabilities of the U.S. business—which we believe, coupled with the continued strength of our European business, sets us up for overall success moving forward."

"As we look ahead, we are excited to welcome our newly appointed president and CEO Martin Sjolund, who has been with the Company for 13 years and brings a successful European playbook to build on our global three-pillar strategy."
1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

"We are confident in the overall trajectory of the business and, at this time, we are not changing our previously provided financial targets, except for the return on average tangible equity, which is likely to be at a lower level than our target of approximately 12%. As we move through the coming quarters, we will reaffirm, raise, or lower these targets as appropriate. We continue to take a long-term approach to managing the business and we believe we are well-positioned to execute on our strategy to drive continued growth, profitability, and shareholder value."

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2025	2024
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas and Australia Core	$288,160	$257,711	$266,977	$263,828	$256,861
Americas Insolvency	23,700	24,067	26,065	26,971	25,209
Europe Core	164,371	162,564	158,242	156,739	145,933
Europe Insolvency	21,205	23,724	25,826	26,344	21,515
Total cash collections	$497,436	$468,066	$477,110	$473,882	$449,518

Cash Collection Source -
Constant Currency-Adjusted	2025				2024
($ in thousands)	Q1				Q1
Americas and Australia Core	$288,160				$249,195
Americas Insolvency	23,700				25,039
Europe Core	164,371				143,377
Europe Insolvency	21,205				21,352
Total cash collections	$497,436				$438,963

•Total cash collections in Q1 2025 increased 10.7% to $497.4 million, compared to $449.5 million in the first quarter of 2024 ("Q1 2024").

	Three Months Ended March 31,
($ in thousands)	2025	2024
Portfolio income	$240,958	$202,056
Recoveries collected in excess of forecast	$16,500	$35,838
Changes in expected future recoveries	11,422	15,836
Changes in expected recoveries	$27,922	$51,674
Total portfolio revenue	$268,880	$253,730

•Total portfolio revenue in Q1 2025 increased 6.0% to $268.9 million, compared to $253.7 million in Q1 2024.

Expenses
•Operating expenses in Q1 2025 increased 3.1% to $195.0 million, compared to $189.2 million in Q1 2024. The increase was primarily due to continued investments in our U.S. legal collections channel to drive future cash collections growth.

•Interest expense, net in Q1 2025 increased 16.6% to $61.0 million, compared to $52.3 million in Q1 2024, primarily reflecting higher debt balances to support portfolio investments.
•The effective tax rate for Q1 2025 was 32.2%.

Portfolio Purchases

Portfolio Purchase Source	2025	2024
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas & Australia Core	$165,503	$194,063	$263,613	$198,761	$174,660
Americas Insolvency	12,953	9,460	10,162	26,627	22,156
Europe Core	108,390	220,875	71,507	127,991	43,997
Europe Insolvency	4,856	8,272	4,696	25,990	5,004
Total portfolio acquisitions	$291,702	$432,670	$349,978	$379,369	$245,817

•The Company purchased $291.7 million in portfolios of nonperforming loans in Q1 2025, an 18.7% increase compared to $245.8 million in Q1 2024.
•At the end of Q1 2025, the Company had in place estimated forward flow commitments1 of $347.0 million over the next 12 months, comprised of $258.0 million in the Americas and Australia and $89.0 million in Europe.

Credit Availability
•Total availability under the Company's credit facilities as of March 31, 2025 was $918.9 million, comprised of $537.8 million based on current ERC and subject to debt covenants, and $381.1 million of additional availability subject to borrowing base and debt covenants, including advance rates.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until May 5, 2026, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 47549# until May 12, 2025.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe, and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group,
1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming loan portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place based on projections and other factors, including sellers' estimates of future forward flow sales, and are dependent on actual delivery by the sellers and, in some cases, the impact of foreign exchange rate fluctuations. Accordingly, amounts purchased under these agreements may vary significantly.

Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues
Portfolio income	$240,958	$202,056
Changes in expected recoveries	27,922	51,674
Total portfolio revenue	268,880	253,730
Other revenue	739	1,856
Total revenues	269,619	255,586
Operating expenses
Compensation and benefits	73,323	73,597
Legal collection costs	33,394	26,691
Legal collection fees	15,230	12,112
Agency fees	21,368	19,723
Professional and outside services	21,103	25,050
Communication	10,477	12,578
Rent and occupancy	3,480	4,144
Depreciation, amortization and impairment	3,769	2,720
Other operating expenses	12,898	12,575
Total operating expenses	195,042	189,190
Income from operations	74,577	66,396
Other income/(expense)
Interest expense, net	(60,970)	(52,278)
Foreign exchange (loss)/gain, net	(51)	227
Other	(180)	(206)
Income before income taxes	13,376	14,139
Income tax expense	4,312	2,386
Net income	9,064	11,753
Net income attributable to noncontrolling interests	5,405	8,278
Net income attributable to PRA Group, Inc.	$3,659	$3,475
Net income per common share attributable to PRA Group, Inc.
Basic	$0.09	$0.09
Diluted	$0.09	$0.09
Weighted average number of shares outstanding
Basic	39,549	39,274
Diluted	39,688	39,448

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$128,654	$105,938
Investments	70,155	66,304
Finance receivables, net	4,308,334	4,140,742
Income taxes receivable	23,456	19,559
Deferred tax assets, net	80,282	75,134
Right-of-use assets	27,166	32,173
Property and equipment, net	27,036	29,498
Goodwill	420,715	396,357
Other assets	62,271	65,450
Total assets	$5,148,069	$4,931,155
LIABILITIES AND EQUITY
Liabilities
Accrued expenses and accounts payable	$103,111	$141,211
Income taxes payable	29,346	28,584
Deferred tax liabilities, net	19,663	16,813
Lease liabilities	30,884	36,437
Interest-bearing deposits	187,717	163,406
Borrowings	3,466,075	3,326,621
Other liabilities	30,755	24,476
Total liabilities	3,867,551	3,737,548
Equity
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,652 shares issued and outstanding as of March 31, 2025; 100,000 shares authorized, 39,510 shares issued and outstanding as of December 31, 2024	397	395
Additional paid-in capital	19,816	17,882
Retained earnings	1,563,808	1,560,149
Accumulated other comprehensive loss	(364,913)	(443,394)
Total stockholders' equity - PRA Group, Inc.	1,219,108	1,135,032
Noncontrolling interests	61,410	58,575
Total equity	1,280,518	1,193,607
Total liabilities and equity	$5,148,069	$4,931,155

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Noncash interest expense - amortization of debt discount/premium and issuance costs	$1,901	$2,241	$3,795	$2,331	$2,200	$2,177	$2,220	$2,384
Change in fair value of derivatives	(2,570)	(4,686)	(5,706)	(5,628)	(5,930)	(6,734)	(6,545)	(6,960)
Amortization of intangibles	49	58	60	58	60	69	69	68
Impairment of real estate	831	—	—	—	—	202	5,037	—
Stock-based compensation expense	3,788	3,337	3,251	3,555	3,327	2,952	1,629	2,715

Purchase Price Multiples as of March 31, 2025 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2014	$2,336,839	$6,677,285	$85,170	286%	228%
2015	443,114	927,707	42,421	209%	205%
2016	455,767	1,099,096	54,164	241%	201%
2017	532,851	1,227,754	84,362	230%	193%
2018	653,975	1,547,179	124,687	237%	202%
2019	581,476	1,319,705	111,295	227%	206%
2020	435,668	961,382	122,030	221%	213%
2021	435,846	736,278	221,820	169%	191%
2022	406,082	716,692	282,237	176%	179%
2023	622,583	1,227,308	745,906	197%	197%
2024	823,662	1,734,861	1,495,359	211%	211%
2025	165,428	360,600	354,271	218%	218%
Subtotal	7,893,291	18,535,847	3,723,722
Americas Insolvency
1996-2014	1,414,476	2,722,777	9	192%	155%
2015	63,170	88,173	9	140%	125%
2016	91,442	118,460	107	130%	123%
2017	275,257	359,185	624	130%	125%
2018	97,879	136,770	325	140%	127%
2019	123,077	167,034	1,045	136%	128%
2020	62,130	90,988	8,266	146%	136%
2021	55,187	74,324	15,857	135%	136%
2022	33,442	47,631	21,343	142%	139%
2023	91,282	119,326	75,553	131%	135%
2024	68,391	99,321	82,094	145%	149%
2025	12,952	20,687	20,514	160%	160%
Subtotal	2,388,685	4,044,676	225,746
Total Americas and Australia	10,281,976	22,580,523	3,949,468
Europe Core
1996-2014	814,553	2,680,717	385,242	329%	205%
2015	411,340	763,617	123,063	186%	160%
2016	333,090	586,213	145,522	176%	167%
2017	252,174	363,859	87,133	144%	144%
2018	341,775	560,664	166,556	164%	148%
2019	518,610	862,626	293,354	166%	152%
2020	324,119	589,876	227,352	182%	172%
2021	412,411	718,256	362,383	174%	170%
2022	359,447	586,653	404,395	163%	162%
2023	410,593	694,061	513,613	169%	169%
2024	451,786	815,610	774,971	181%	180%
2025	109,910	192,014	190,318	175%	175%
Subtotal	4,739,808	9,414,166	3,673,902
Europe Insolvency
2014	10,876	19,126	—	176%	129%
2015	18,973	29,542	—	156%	139%
2016	39,338	58,202	512	148%	130%
2017	39,235	52,302	453	133%	128%
2018	44,908	53,090	1,357	118%	123%
2019	77,218	114,075	8,122	148%	130%
2020	105,440	160,291	16,121	152%	129%
2021	53,230	76,576	18,621	144%	134%
2022	44,604	63,631	30,937	143%	137%
2023	46,558	65,421	45,502	141%	138%
2024	43,459	63,596	52,694	146%	147%
2025	4,994	7,546	7,443	151%	151%
Subtotal	528,833	763,398	181,762
Total Europe	5,268,641	10,177,564	3,855,664
Total PRA Group	$15,550,617	$32,758,087	$7,805,132
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented at the exchange rate at the end of the period in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the period-end exchange rate for the respective period of purchase.
(3)Non-U.S. amounts are presented at the period-end exchange rate for the respective period of purchase.
(4)Non-U.S. amounts are presented at the March 31, 2025 exchange rate.
(5)The original purchase price multiple represents the purchase price multiple at the end of the period of acquisition.

Portfolio Financial Information (1)
Amounts in thousands
	March 31, 2025 (year-to-date)				As of March 31, 2025
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
Americas and Australia Core
1996-2014	$11,587	$5,208	$6,052	$11,260	$28,588
2015	3,756	2,257	(538)	1,719	18,289
2016	4,794	2,925	406	3,331	20,128
2017	7,854	4,056	1,777	5,833	34,684
2018	13,926	6,122	1,997	8,119	63,730
2019	13,659	6,353	(1,874)	4,479	60,339
2020	15,569	6,683	(1,597)	5,086	67,290
2021	18,306	9,653	(2,256)	7,397	115,217
2022	25,886	11,365	(315)	11,050	169,095
2023	63,352	32,874	(8,290)	24,584	413,774
2024	103,139	66,232	8,837	75,069	775,565
2025	6,332	4,310	1,250	5,560	164,578
Subtotal	288,160	158,038	5,449	163,487	1,931,277
Americas Insolvency
1996-2014	258	9	250	259	—
2015	36	2	31	33	6
2016	57	6	12	18	95
2017	326	32	147	179	552
2018	351	14	127	141	302
2019	919	41	(39)	2	985
2020	3,273	315	(254)	61	7,780
2021	3,145	500	(58)	442	14,361
2022	2,801	609	162	771	18,374
2023	7,215	2,242	(81)	2,161	61,628
2024	5,146	2,947	(1,852)	1,095	58,849
2025	173	171	76	247	13,021
Subtotal	23,700	6,888	(1,479)	5,409	175,953
Total Americas and Australia	311,860	164,926	3,970	168,896	2,107,230
Europe Core
1996-2014	22,484	14,317	5,193	19,510	87,666
2015	7,291	2,947	3,749	6,696	60,970
2016	6,410	2,873	1,107	3,980	82,180
2017	3,858	1,444	(1,566)	(122)	58,090
2018	8,525	3,081	866	3,947	107,905
2019	15,087	4,885	3,312	8,197	197,307
2020	11,349	4,228	4,087	8,315	138,955
2021	15,145	6,323	2,524	8,847	219,283
2022	16,122	6,720	(1,206)	5,514	255,679
2023	22,895	9,421	1,828	11,249	307,010
2024	33,535	14,734	433	15,167	431,168
2025	1,670	475	549	1,024	109,374
Subtotal	164,371	71,448	20,876	92,324	2,055,587
Europe Insolvency
2014	34	—	34	34	—
2015	46	—	46	46	—
2016	159	21	131	152	133
2017	293	13	156	169	318
2018	471	29	94	123	1,186
2019	1,823	194	48	242	7,028
2020	4,602	396	481	877	14,915
2021	3,356	459	1,256	1,715	16,624
2022	3,572	764	510	1,274	25,950
2023	3,397	1,096	227	1,323	36,605
2024	3,350	1,549	18	1,567	37,729
2025	102	63	75	138	5,029
Subtotal	21,205	4,584	3,076	7,660	145,517
Total Europe	185,576	76,032	23,952	99,984	2,201,104
Total PRA Group	$497,436	$240,958	$27,922	$268,880	$4,308,334
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the March 31, 2025 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of March 31, 2025 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Total
Americas and Australia Core
1996-2014	$2,336.8	$4,371.9	$727.8	$470.0	$311.2	$222.5	$155.0	$96.6	$68.8	$51.0	$40.2	$49.4	$11.6	$6,576.0
2015	443.1	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	14.1	17.3	3.8	888.3
2016	455.8	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	24.9	24.0	4.8	1002.6
2017	532.9	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	43.8	39.2	7.9	1132.2
2018	654.0	—	—	—	—	122.7	361.9	337.7	239.9	146.1	92.9	75.9	13.9	1391.0
2019	581.5	—	—	—	—	—	143.8	349.0	289.8	177.7	110.3	77.7	13.7	1162.0
2020	435.7	—	—	—	—	—	—	132.9	284.3	192.0	125.8	87.0	15.6	837.6
2021	435.8	—	—	—	—	—	—	—	85.0	177.3	136.8	98.4	18.3	515.8
2022	406.1	—	—	—	—	—	—	—	—	67.7	195.4	144.7	25.9	433.7
2023	622.5	—	—	—	—	—	—	—	—	—	108.5	285.9	63.4	457.8
2024	823.7	—	—	—	—	—	—	—	—	—	—	145.9	103.1	249.0
2025	165.4	—	—	—	—	—	—	—	—	—	—	—	6.2	6.2
Subtotal	7,893.3	4,371.9	844.8	837.1	860.9	945.1	1,141.4	1,271.8	1,206.9	946.0	892.7	1,045.4	288.2	14,652.2
Americas Insolvency
1996-2014	1,414.5	1,949.8	340.8	213.0	122.9	59.1	22.6	5.8	3.3	2.3	1.5	1.3	0.3	2,722.7
2015	63.2	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	0.2	—	88.2
2016	91.4	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.9	0.6	0.1	119.4
2017	275.3	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.5	0.3	358.6
2018	97.9	—	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.5	0.4	136.4
2019	123.1	—	—	—	—	—	13.4	31.4	39.1	37.8	28.7	14.6	0.9	165.9
2020	62.1	—	—	—	—	—	—	6.5	16.1	20.4	19.5	17.0	3.3	82.8
2021	55.2	—	—	—	—	—	—	—	4.6	17.9	17.5	15.3	3.1	58.4
2022	33.4	—	—	—	—	—	—	—	—	3.2	9.2	11.1	2.8	26.3
2023	91.2	—	—	—	—	—	—	—	—	—	9.0	25.1	7.2	41.3
2024	68.4	—	—	—	—	—	—	—	—	—	—	12.1	5.1	17.2
2025	13.0	—	—	—	—	—	—	—	—	—	—	—	0.2	0.2
Subtotal	2,388.7	1,949.8	344.2	249.8	222.5	207.9	180.9	155.3	147.4	129.4	104.2	102.3	23.7	3,817.4
Total Americas and Australia	10,282.0	6,321.7	1,189.0	1,086.9	1,083.4	1,153.0	1,322.3	1,427.1	1,354.3	1,075.4	996.9	1,147.7	311.9	18,469.6
Europe Core
1996-2014	814.5	195.1	297.5	249.9	224.1	209.6	175.3	151.7	151.0	123.6	108.6	101.7	22.5	2,010.6
2015	411.3	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	33.8	30.4	7.3	597.2
2016	333.1	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	27.4	6.4	445.3
2017	252.2	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	17.9	3.9	256.1
2018	341.8	—	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	37.1	8.5	391.3
2019	518.6	—	—	—	—	—	48.0	125.7	121.4	89.8	75.1	68.2	15.1	543.3
2020	324.1	—	—	—	—	—	—	32.3	91.7	69.0	56.1	50.1	11.3	310.5
2021	412.4	—	—	—	—	—	—	—	48.5	89.9	73.0	66.6	15.1	293.1
2022	359.4	—	—	—	—	—	—	—	—	33.9	83.8	74.7	16.1	208.5
2023	410.6	—	—	—	—	—	—	—	—	—	50.2	103.1	22.9	176.2
2024	451.9	—	—	—	—	—	—	—	—	—	—	46.3	33.5	79.8
2025	109.9	—	—	—	—	—	—	—	—	—	—	—	1.7	1.7
Subtotal	4,739.8	195.1	343.3	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	623.5	164.3	5,313.6
Europe Insolvency
2014	10.9	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	0.2	—	17.2
2015	19.0	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.4	0.2	—	26.8
2016	39.3	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.8	0.2	61.4
2017	39.2	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.5	0.3	49.6
2018	44.9	—	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	3.5	0.5	52.0
2019	77.2	—	—	—	—	—	5.0	21.1	23.9	21.0	17.5	12.9	1.8	103.2
2020	105.4	—	—	—	—	—	—	6.0	34.6	34.1	29.7	25.5	4.6	134.5
2021	53.2	—	—	—	—	—	—	—	5.5	14.4	14.7	15.4	3.4	53.4
2022	44.6	—	—	—	—	—	—	—	—	4.5	12.4	15.2	3.6	35.7
2023	46.7	—	—	—	—	—	—	—	—	—	4.2	12.7	3.4	20.3
2024	43.4	—	—	—	—	—	—	—	—	—	—	9.5	3.3	12.8
2025	5.0	—	—	—	—	—	—	—	—	—	—	—	0.1	0.1
Subtotal	528.8	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	97.4	21.2	567.0
Total Europe	5,268.6	195.1	350.6	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	720.9	185.5	5,880.6
Total PRA Group	$15,550.6	$6,516.8	$1,539.6	$1,492.0	$1,512.6	$1,625.2	$1,841.2	$2,005.6	$2,061.9	$1,728.9	$1,660.4	$1,868.6	$497.4	$24,350.2
(1)Non-U.S. amounts are presented at the average exchange rates during the cash collections period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the period in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective period of purchase.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus net income attributable to noncontrolling interests; and plus recoveries collected and applied to Finance receivables, net less Changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company's operational and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended March 31, 2025 and for the year ended December 31, 2024. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

	LTM	For the Year Ended
Adjusted EBITDA Reconciliation ($ in millions)	March 31, 2025	December 31, 2024
Net income attributable to PRA Group, Inc.	$71	$71
Adjustments:
Income tax expense	23	21
Interest expense, net	238	229
Other expense	1	1
Depreciation and amortization	11	11
Impairment of real estate	1	—
Net income attributable to noncontrolling interests	15	18
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	824	787
Adjusted EBITDA	$1,184	$1,138

In addition, the Company uses return on average tangible equity ("ROATE"), which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term stockholder return. Average tangible equity is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing annualized Net income attributable to PRA Group, Inc. by average tangible equity.

The following table provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to average tangible equity and displays the Company's ROATE for the periods indicated (amounts in thousands, except for ratio data):

	Balance as of Period End		Average Tangible Equity Reconciliation (1)
	March 31, 2025	March 31, 2024	Q1 2025	Q1 2024
Total stockholders' equity - PRA Group, Inc.	$1,219,108	$1,129,326	$1,177,070	$1,148,219
Less: Goodwill	420,715	411,846	408,536	421,705
Less: Other intangible assets	1,488	1,666	1,471	1,704
Average tangible equity			$767,063	$724,810

			ROATE (2)
			Q1 2025	Q1 2024
Net income attributable to PRA Group, Inc.			$3,659	$3,475
Return on average tangible equity			1.9%	1.9%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 641-0558
Elizabeth.Kersey@PRAGroup.com
1.Amounts represent the average balances for the respective periods.
2.Based on annualized Net income attributable to PRA Group, Inc.